DJO Investor/Media Contact:	ReAble Investor/Media Contact:
DJO Incorporated	ReAble Therapeutics Inc.
Mark Francois, Director of Investor Relations	Harry L. Zimmerman, EVP and General Counsel
(760) 734-4766	(512) 832-9500
mark.francois@djortho.com	harry_zimmerman@reableinc.com

FOR IMMEDIATE RELEASE

DJO INCORPORATED’S PENDING MERGER WITH REABLE THERAPEUTICS CLEARS U.S. ANTITRUST REVIEW

SAN DIEGO, CA and AUSTIN, TX August 16, 2007 – DJO Incorporated (NYSE: DJO), a global provider of products and services that promote musculoskeletal and vascular health, today reported that on August 9, 2007, the U.S. Federal Trade Commission (“FTC”) granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the proposed acquisition of DJO by an affiliate of ReAble Therapeutics, Inc. (“ReAble”).

On July 16, 2007, DJO announced that it had entered into an agreement and plan of merger under which an affiliate of ReAble will acquire all outstanding shares of DJO’s common stock for a cash payment of $50.25 per share. An affiliate of The Blackstone Group (“Blackstone”) is the controlling shareholder of ReAble. On July 27, 2007, DJO and Blackstone submitted pre-merger notification and report forms with the FTC and the United States Department of Justice, Antitrust Division. The granting of early termination of the waiting period means the proposed acquisition has cleared U.S. antitrust review, but remains subject to satisfaction of several other conditions, including approval of the transaction by DJO’s stockholders and the expiration or termination of the waiting period under the German Act Against Restraints of Competition.

Additional Information and Where to Find It

In connection with the proposed transaction, DJO intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS THAT THE COMPANY MAY FILE WITH THE SEC IN THEIR ENTIRETY WHEN SUCH MATERIALS BECOME AVAILABLE, BECAUSE THE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT DJO AND THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. Stockholders will be able to obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the Company by directing a request to: DJO Incorporated, 1430 Decision Street, Vista, CA, 92081, Attention: Mark Francois, Director of Investor Relations (Tel: 1-760-734-4766, Email: mark.francois@djortho.com).

Participants in the Solicitation

DJO and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction. Information regarding DJO’s directors and executive officers is available in the Company’s 2006 Annual Report on Form 10-K, filed with the SEC on March 1, 2007 and the Company’s proxy statement for its 2007 annual meeting of stockholders, filed with the SEC on April 20, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement filed with the SEC in connection with the Special Meeting of Stockholders when it becomes available.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include statements about the conduct of DJO and ReAble following this announcement and the anticipated timing of the transaction. The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based on DJO’s and ReAble’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to a termination of the merger agreement; the outcome of any legal proceedings that may be instituted against DJO, ReAble or others following the announcement of the merger agreement, the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the merger, including receiving applicable foreign regulatory approvals relating to the transaction; the failure to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger. Other risk factors are detailed in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2007, filed on August 3, 2007, with the Securities and Exchange Commission and ReAbl;e’s Quarterly Report on Form 10-Q for the three months ended June 30, 2007, filed on August 14, 2007, with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this press release are beyond DJO’s and ReAble’s ability to control or predict.

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